                                                                    EXHIBIT 10.5


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- --------------------------------------------------------------------------------


                          DATED AS OF OCTOBER 1, 1995


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                              EMPLOYMENT AGREEMENT


                               - by and between -


                        FIRST ALLIANCE MORTGAGE COMPANY



                                    - and -


                                 MARK K. MASON

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

                                                                    EXHIBIT 10.5


                          DATED AS OF OCTOBER 1, 1995



                             EMPLOYMENT AGREEMENT


                              - by and between -


                        FIRST ALLIANCE MORTGAGE COMPANY



                                    - and -


                                 MARK K. MASON

                             EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of October, 1995, by and between First Alliance Mortgage Company, a California corporation ("Employer"), and Mark K. Mason ("Employee").

                              W I T N E S S E T H:

     WHEREAS, Employer is a corporation engaged in the business of origination, purchase, sales and servicing of mortgage loans secured primarily by first mortgages on single family homes;

     WHEREAS, in furtherance of its business objective, Employer has need of qualified, experienced personnel;

     WHEREAS, Employee has disclosed his work experience, education and training to Employer and both Employer and Employee agree that Employee possesses sufficient qualifications and expertise in order to fulfill the terms of the employment stated in this Agreement; and

     WHEREAS, Employer is willing to employ Employee, and Employee is desirous of accepting employment from Employer, under the terms and pursuant to the conditions set forth herein;

     NOW, THEREFORE, for and in consideration of the foregoing recitals, and in consideration of the mutual covenants, agreements, understandings, undertakings, representations, warranties and promises hereinafter set forth, and intending to be legally bound thereby, Employer and Employee do hereby covenant and agree as follows:

     1. DEFINITIONS. As used in this Agreement, the words and terms hereinafter defined have the respective meanings ascribed to them below:

     "Base Salary" shall have the meaning set forth in Section 6(a) hereof.

     "Cause" means any of the following:

          (a) the conviction of Employee by a court of competent jurisdiction of a felony or any other offense involving moral turpitude or dishonesty;

          (b) the indictment of Employee by a state or federal grand jury of competent jurisdiction for embezzlement or misappropriation of funds or for any act of dishonesty or lack of fidelity;

          (c) a decree of a court of competent jurisdiction that Employee is not mentally competent or is unable to handle his own affairs;

          (d) the written confession by Employee of any embezzlement or misappropriation of funds;

          (e) the payment (or, by the operation solely of the effect of a deductible, the failure of payment) by a surety or insurer of a claim under any fidelity bond issued for the benefit of Employer or Employer's Affiliates reimbursing Employer or Employer's Affiliates for a loss due to the wrongful act or wrongful omission to act of Employee; and

          (f) Employee's material breach of any of his obligations under this Agreement, as determined by a court of competent jurisdiction.

     "Change in Control" means the first to occur of the following:

          (a) the date upon which the directors of Employer who were nominated by the Board of Directors for election as directors cease to constitute a majority of the directors of Employer;

          (b) the consummation of a reorganization, merger or consolidation of Employer (other than a reorganization, merger or consolidation the sole purpose of which is to change Employer's domicile solely within the United States) as a result of which the outstanding Common Shares are exchanged for or converted into cash, property and/or securities not issued by Employer;

          (c) the date as of which the Chisick Family (as defined below) beneficially own, whether individually or together, directly or indirectly, less than twenty percent (20%) of the outstanding Common Shares; or

          (d) the date of the first public announcement that any Person (as herein defined), together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such Person, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of Common Shares representing more than fifty percent (50%) of the voting power of all outstanding Common Shares (a "50% Shareholder"); provided, however, that the following shall not be a 50% Shareholder: (i) Employer, (ii) any employee benefit plan of Employer, (iii) any entity holding voting securities of Employer for or pursuant to the terms of any such employee benefit plan, (iv) any member of the Chisick Family, or (v) any Person if the transaction that resulted in such Person becoming a 50% Shareholder was approved in advance by the Board of Directors of Employer.

     "Chisick Family" includes Brian Chisick, his spouse and any trust over which Brian Chisick and/or his spouse exercises voting control with respect to any Common Shares held therein.

     "Commencement Date" means October 1, 1995.

     "Common Shares" means shares of Employer's Common Stock or Preferred Stock having voting rights substantially the same as or superior to Common Stock.

     "Complete Disability" means the inability of Employee, due to illness or accident or other mental or physical incapacity, to perform his duties and obligations under this Agreement for a period of one hundred and twenty (120) calendar days in the aggregate over a period of three hundred and sixty-five
(365) consecutive calendar days or less, such "Complete Disability" to become effective upon the expiration of such one hundred and twentieth (120th) day. Employer shall determine, according to the facts then available, whether a Complete Disability has occurred. Such determination shall not be arbitrary or unreasonable, and Employer shall take into consideration the opinion of Employee's personal physician, if reasonably available, but such determination by Employer shall be final and binding on the parties hereto.

     "Employee" means Employee as earlier defined in this Agreement.

     "Employee Shares" shall have the meaning set forth in Section 7(a) hereof.

     "Employer" means Employer as earlier defined in this Agreement.

     "Employer's Affiliates" means any parent or subsidiary corporation or other person or legal entity that, directly or indirectly, controls, is controlled by, or is under common control with, Employer.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to the Common Shares on a given date, the value determined on the basis of the good faith determination of the Board of Directors of Employer, without regard to whether the Common Shares are restricted or represent a minority interest, pursuant to the applicable method described below:

     (a) if the Common Shares are listed on a national securities exchange or quoted on the Nasdaq National Market ("NASDAQ"), the Fair Market Value of each Common Share shall equal the average of the closing prices of the Common Shares on the preceding five business days on which trades in such Common Shares occurred, as reported by the principal national exchange on which such Common Shares are traded (in the case of an exchange) or on NASDAQ, as the case may be;

     (b) if the Common Shares are not listed on a national securities exchange or quoted on NASDAQ, but are actively traded in the over-the-counter market, the Fair Market Value of each Common Share shall equal the average of the averages of the closing bid and asked prices for such Common Shares on the preceding five business days on which trades in such Common Shares occurred; and

     (c) if, on the relevant date, the Common Shares are not publicly traded or reported as described in (a) or (b) above, the Fair Market Value of each Common Shares shall be determined in good faith by the Board of Directors of Employer.

     "IPO" shall have the meaning set forth in Section 7(b)(i) hereof.

     "Issuance" means any issuance by the Company of its Common Shares, whether for cash or other consideration, and whether by direct issuance, upon exercise of options or warrants, by conversion of convertible securities, or upon consummation of a merger, consolidation or business combination (excluding any merger, consolidation or business combination in which the Common Shares are converted into or exchanged for cash, property or securities of another entity), but excluding issuances pursuant to any employee stock incentive or option plan or program of the Company.

     "Person" means any individual, firm, partnership, corporation, association, group (as such term is used in Rule 13d-5 promulgated under the Exchange Act as in effect on the date hereof) or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Put Option" shall have the meaning set forth in Section 7(f) hereof.

     "Restricted Shares" shall have the meaning set forth in Section 7(a) hereof.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Term" shall have the meaning set forth in Section 5 hereof.

     "Termination" shall have the meaning set forth in Section 9 hereof.

     2.  REPRESENTATIONS AND WARRANTIES.

          (a) Employee hereby represents and warrants to Employer that Employee is not, on and as of the date of this Agreement, a party to, bound by or subject to (i) any employment agreement or understanding with any other party or (ii) any non-competition or other agreement or understanding that would be breached or contravened by, or would conflict with, Employee's execution and delivery of this Agreement or Employee's performance of his obligations hereunder. The parties acknowledge that Employee serves as a director on the board of directors of Fidelity Federal Bank, a FSB.

          (b) This Agreement supersedes and replaces any and all prior employment agreements, whether written or oral, by and between Employee and Employer or Employer's Affiliates. From and after the Commencement Date, Employee shall be the employee of Employer under the terms and pursuant to the conditions set forth in this Agreement.

     3. BASIC EMPLOYMENT AGREEMENT. Subject to the terms and pursuant to the conditions set forth in this Agreement, Employer hereby employs Employee from the Commencement Date through the end of the Term of this Agreement to serve initially in the position of Executive Vice President and Chief Financial Officer of Employer and with such duties not inconsistent with those generally understood within the consumer finance industry to be those of a Chief Financial Officer, and to serve in such other offices and positions as may be assigned to Employee by the Board of Directors or the President of Employer, and Employee shall commence work in such capacity on the Commencement Date. This Agreement shall not be construed to prevent or restrict Employee from making passive personal investments during his personal time so long as such investments do not give rise to a conflict of interest with Employee's duties to Employer. The employment relationship between Employer and Employee shall be governed by the general employment policies and practices of Employer, including but not limited to those relating to protection of confidential information, except that when the terms of this Agreement differ from or are in conflict with Employer's general employment policies or practices, this Agreement shall control.

     4. ACCEPTANCE OF EMPLOYMENT. Employee hereby accepts the employment set forth hereunder, under the terms and pursuant to the conditions set forth in this Agreement. Employee hereby covenants and agrees that, from the Commencement Date through the end of the Term of this Agreement, Employee shall devote his entire productive time, ability and attention to the business of Employer during the Term (as defined below) of this Agreement, and

Employee shall endeavor faithfully and diligently to promote the business affairs and best interests of Employer. Employer shall be entitled to all of the income, benefits, products and profits arising from or incident to all work, work association, services, or advice of Employee, unless otherwise authorized by Employer.

     5. TERM. The term of this Agreement shall commence as of the Commencement Date and shall continue until terminated as provided in this Agreement (the "Term").

     6. COMPENSATION TO EMPLOYEE. For and in complete consideration of Employee's full and faithful performance of his duties under this Agreement, Employer hereby covenants and agrees to pay to Employee during the Term, and Employee hereby covenants and agrees to accept from Employer during the Term, the following items of compensation, all of which shall commence to accrue and be paid from and after the Commencement Date:

          (a) Base Salary. Employee shall receive a base salary of Two Hundred and Forty Thousand Dollars ($240,000.00) per annum, subject to adjustment as set forth below, payable in accordance with the normal payroll practices of Employer (as adjusted from time to time, the "Base Salary"). On each anniversary of the Commencement Date on which Employee is employed hereunder, the Board of Directors of Employer shall perform a review of Employee's Base Salary and shall make such increases (but not decreases) in such Base Salary as determined by the Board of Directors in its sole discretion to be appropriate.

          (b) Employee Benefit Plans. After the Commencement Date, Employer will include Employee in all pension plans, retirement plans, company life insurance plans, medical and/or hospitalization plans, and/or any and all other benefit plans that may be placed in effect by Employer, in its sole discretion, for its senior executives in accordance with their terms. Employer may, in its sole discretion and from time to time, amend, eliminate or establish additional benefit programs as it deems appropriate.

          (c) Expense Reimbursement. Employer will either pay directly or reimburse Employee for Employee's reasonable, necessary and customary expenses incurred for the benefit of Employer in accordance with Employer's general policy regarding reimbursement, as the same may be amended, modified or changed from time to time. Such reimbursable expenses shall include, but are not limited to, reasonable entertainment and promotional expenses, gift and travel expenses, professional societies and fraternal organizations, and the like; provided, however, such reimbursable expenses are approved by Employer. Prior to reimbursement, Employee shall provide Employer with sufficient detailed invoices of such expenses in accordance with the then applicable guidelines of the Internal Revenue Service so as to entitle Employer to a deduction for such expenses.

          (d) Vacations and Holidays. Employee will be entitled to annual paid vacation leave in accordance with Employer's standard policy therefor, to be taken at such times as selected by Employee and approved by Employer. Unused vacation days will not accrue or cumulate from year to year and will be forfeited if not used in the year to which they apply.

          All compensation payable to Employee hereunder is stated in gross amount and shall be subject to all applicable withholding taxes, other normal payroll deductions and any other amounts required by law to be withheld. The rights afforded to Employee by this Section 6 shall be in addition to, and not exclusive of, any and all other bonus, profit-sharing, incentive or other compensation plans or programs for which executives of Employer are eligible.

     7. EQUITY PARTICIPATION. Subject to the terms and pursuant to the conditions set forth in this Agreement, and subject to applicable laws and regulations, in consideration of past and future services of Employee to Employer, Employer shall issue additional compensation to Employee as follows:

          (a) After May 3, 1996 and on or before July 15, 1996, Employer shall issue and grant to Employee pursuant to Employer's 1996 Stock Incentive Plan one hundred seven thousand five hundred (107,500) shares (after giving effect to Employer's forthcoming stock split to be effected prior to such issuance) of Employer's Common Stock (the "Employee Shares"), representing one percent (1%) of the total number of Common Shares that are to be issued and outstanding after giving effect to such issuance. The exact date of such issuance within the specified period shall be at the discretion of Employer, and, upon such issuance, copies of all certificates evidencing the Employee Shares and written notice of the date of their issuance shall be delivered to Employee. Upon issuance, the Employee Shares shall be unvested "Restricted Shares" that, until vested in the manner described below, may not be voted, sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner by Employee and shall, except to the extent provided in Section 9 hereof, be forfeited by Employee upon a Termination; provided, however, that any cash, property and/or securities (other than dividends paid in Employer's Common Stock that are the equivalent of a stock split) that are distributed prior to a Termination in respect of Restricted Shares shall be delivered promptly to Employee free of any risk of forfeiture or restrictions hereunder. Upon vesting of any Employee Shares, such shares shall cease to be Restricted Shares and Employee shall have all rights of ownership with respect to such shares.

          (b) The Restricted Shares shall vest as follows:

              (i) Upon the closing of an initial public offering of Common Shares by Employer (an "IPO") during the Term of this Agreement, a number of Restricted Shares shall be vested in Employee equal to the product of
     (A) the total original number of Employee Shares multiplied by (B) a fraction, the numerator of which is the number of Common Shares issued by Employer in the IPO, and the denominator of which is the number of Common Shares outstanding immediately after the IPO.

              (ii) Upon the closing of an Issuance during the Term of this Agreement, a number of Restricted Shares shall vest in Employee such that, after giving effect to such vesting, the total number of vested Employee Shares equals the product of (A) the total original number of Employee Shares multiplied by (B) a fraction, the numerator of which is the number of Common Shares issued by Employer in the IPO and all Issuances since the Commencement Date, and the denominator of which is the sum of the number of Common Shares outstanding immediately after such Issuance plus the number of Common Shares repurchased by Employer since the Commencement Date.

              (iii) On October 1 of each of years 1996 through 2000 during the Term of this Agreement, a number of Restricted Shares shall vest in Employee such that, after giving effect to such vesting, the percentage of the original number of Employee Shares that shall have vested through such date equals the percentage set forth opposite such date below (but if the number of vested shares exceeds the designated percentage on any of such dates, the number of vested shares shall not be reduced):


                             October 1, 1996 - 20%

                             October 1, 1997 - 40%

                             October 1, 1998 - 60%

                             October 1, 1999 - 80%

                             October 1, 2000 - 100%

              (iv) Notwithstanding anything to the contrary in this Agreement, all Restricted Shares shall vest in Employee as contemplated by Section 9 hereof and, in addition, immediately prior to the consummation of any of the following events:

                   (A) the dissolution or liquidation of Employer;

                   (B) a sale of all or substantially all of the property or assets of Employer; or

                   (C)  a Change in Control.

              (v) The Board of Directors of Employer, in its sole discretion, may accelerate the vesting of the Restricted Shares at any time and for any reason.

          (c) In the event that the outstanding Common Shares are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities as a result of a reorganization, merger, consolidation, recapitalization, restructuring, or reclassification, stock split (or stock dividend paid in Employer's Common Stock that is the equivalent of a stock split), reverse stock split or the like, or in the event that substantially all of the property and assets of Employer are sold, then, unless such event shall cause the Restricted Shares to become fully vested pursuant to
Section 7(b)(iv), the term "Restricted Shares" shall, from and after the date of such event, include such cash, property and/or securities into or by which the Restricted Shares are so increased, decreased, exchanged or converted.

          (d) Until a Restricted Share vests, (i) the record address of the holder of record of such Restricted Share shall be the Secretary of the Company at the address of the Company's principal executive office, (ii) the stock certificate representing such Restricted Share (together with any cash, property and/or securities comprising all or any part of such Restricted Share as provided in Section 7(c)) shall be held in escrow in the custody of the Secretary of the Company, duly endorsed in blank or accompanied by a duly executed stock powers, and (iii) such stock certificate shall contain the following legend:

          "The transfer and registration of transfer of the securities represented by this certificate are subject to certain restrictions as provided in an Employment Agreement dated as of October 1, 1995, by and between the Corporation and Mark K. Mason."

          (e) From and after the date upon which a Restricted Share vests, Employee shall be entitled to receive the stock certificate representing such Restricted Share (together with any cash, property and/or securities comprising all or any part of such Restricted Share as provided in Section 7(c)), which stock certificate shall not contain the legend set forth in Section 7(d).

          (f) Employer shall use its reasonable efforts to cause the Employee Shares, when vested, to be qualified and registered under applicable federal and state securities laws to the extent necessary to make them freely tradable under such laws (subject to the requirements of Section 16 of the Exchange Act) in the hands of Employee. Such vested Employee Shares shall be deemed freely tradable under federal securities laws if they are issued under an Employer stock incentive plan complying with Rule 16b-3 under the Exchange Act and can be sold by Employee

(i) under Rule 144 promulgated by the SEC under the Securities Act without any requirement to satisfy a future holding period in excess of 120 days and can be sold within 120 days in toto without violating the volume limitations of such rule or (ii) pursuant to a registration statement under the Securities Act on Form S-8 or otherwise. In the event that the vested Employee Shares are not freely tradable under applicable federal and state securities laws, Employee shall have the right, at his option (the "Put Option"), to sell any or all vested Employee Shares to Employer, but only to the extent that such Put Option does not give rise to Employee liability under Section 16(b) of the Exchange Act, and Employer shall purchase such Employee Shares for which Employee exercises such Put Option at a cash price per Employee Share equal to their Fair Market Value as of the date such Put Option is exercised.

          (g) If at Termination the Common Shares are not publicly traded, then, during the 90 days following Termination of this Agreement, Employer shall have the right to purchase from Employee all vested Employee Shares then owned by Employee for a price in cash equal to their Fair Market Value on the date of such purchase by Employer.

          (h) Employee and Employer hereby acknowledge that Employee may make an election under Section 83(b) (the "Election") of the Internal Revenue Code of 1986, as amended (the "Code"), to include the value of all Restricted Shares in taxable income as and when such Restricted Shares are actually issued. Employee and Employer understand that, should Employee make the Election, then, pursuant to Treasury Regulation 1.1361-1(a)(3), Employee will be treated as a shareholder for purposes of subchapter S of the Code. Employee hereby agrees to consent to any and all elections necessary to facilitate the transition of Employer from an S corporation under the Code to a C corporation under the Code, including, but not limited to, the election to revoke the Employer's S election pursuant to
Section 1362(d)(1) of the Code and the election to allocate income and loss based on the closing of Employer's books as of the S election termination day pursuant to Section 1362(e)(3) of the Code. Employee also expressly agrees that, during the period of time that Employee is a shareholder of Employer while Employer is an S corporation under the Code, Employee will not take any action that could jeopardize (or terminate) Employer's S election under the Code.

     8. SPECIAL TERMINATION PROVISIONS. This Agreement shall terminate upon the occurrence of any of the following events:

          (a)  the death of Employee;

          (b) the giving of written notice from Employer to Employee of the termination of this Agreement upon the Complete Disability of Employee;

          (c) the giving of written notice by Employer to Employee of the termination of this Agreement for Cause;

          (d) the giving of written notice by Employer to Employee of the termination of this Agreement without Cause;

          (e) the giving of written notice by Employee to Employer of the termination of this Agreement upon a material breach of this Agreement by Employer, provided, however, that Employer shall have a period of thirty (30) days after the giving of such notice to cure the breach or default; or

          (f) the giving of written notice by Employee to Employer of the termination of this Agreement for any reason other than that set forth in
Section 8(e).

     9. EFFECT OF EXPIRATION OR TERMINATION OF AGREEMENT. Upon the expiration or termination of this Agreement (a "Termination"), all obligations of Employer and Employee under this Agreement shall terminate; subject, however, to the following:

          (a) The provisions of this Section 9 and Sections 7(f) through (h), 10, 13, 14, 16 and 18 through 24 of this Agreement shall survive the Termination.

          (b) Employee (or his estate, as applicable) shall receive in cash Employee's Base Salary accrued through the date of Termination.

          (c) In the event of the Termination of this Agreement pursuant to Sections 8(d) or (e) of this Agreement, all Restricted Shares shall vest in Employee.

          (d) Notwithstanding the foregoing, the Termination of this Agreement shall not relieve any party of any liability for any rights or obligations accrued hereunder prior to such expiration or termination or for any breach of, or default under, this Agreement occurring prior to such Termination, and any Termination of this Agreement shall not be deemed a waiver of any available remedy for any such breach or default occurring prior to such Termination.

     10. CONFIDENTIALITY. Employee hereby warrants, covenants and agrees that, without the prior express written approval of Employer, during such time as Employee remains employed by Employer and for a period of two (2) years after the termination of this Agreement, Employee shall hold in the strictest confidence, and shall not disclose to any person, firm, corporation or other entity, any of Employer's proprietary or confidential data, including but not limited to (i) information or other documents concerning Employer's or Employer's Affiliates' businesses, customers or suppliers, (ii) Employer's or Employer's Affiliates' marketing methods, files, and credit and collection techniques and files, (iii) Employer's or Employer's Affiliates' trade secrets and other "know-how" or information not of a public nature, regardless of how such information came into the possession of Employee. The warranty, covenant and agreement set forth in this Section 10 shall not expire, shall survive this Agreement and shall be binding upon Employee without regard to the passage of time or other events except as expressly set forth herein. The parties agree that damages would be an inadequate remedy for a breach by Employee of this
Section 10, and that Employer shall be entitled to equitable relief (including, without limitation, injunctive relief) for a breach or threatened breach by Employee of this Section 10.

     11. RESTRICTIVE COVENANT. Employee hereby covenants and agrees that, during such time as Employee remains employed by Employer, Employee shall not, without the prior consent of the Board of Directors of Employer, directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, shareholder of a closely held corporation or shareholder in excess of five per cent (5%) of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is in competition in any manner whatsoever with the principal business activity of Employer or Employer's Affiliates. Employee hereby further covenants and agrees that the restrictive covenant contained in this Section 11 is reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of Employer, imposes no undue hardship on Employee, and is not injurious to the public. The parties agree that damages would be an inadequate remedy for a breach by Employee of this Section 11, and that Employer shall be entitled to equitable relief (including, without limitation, injunctive relief) for a breach or threatened breach by Employee of this Section 11.

     12. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

     13. SUCCESSION. This Agreement shall be binding upon and inure to the benefit of Employer and Employee and their respective permitted successors and assigns.

     14. ASSIGNMENT. The rights, benefits and obligations of Employee under this Agreement shall not be assignable. Any purported assignment in violation of this Section 14 shall be null and void and of no force or effect.

     15. AMENDMENT OR MODIFICATION. This Agreement may not be amended, modified, changed or altered except by a writing signed by both Employer and Employee.

     16. GOVERNING LAW. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of California without resort to any conflict or choice of laws principles.

     17. NOTICES. Any and all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be either (i) hand-delivered, (ii) sent by reputable express courier service (charges prepaid), or (iii) mailed, certified mail, return receipt requested. Such notices, demands and other communications shall be sent to the addresses indicated below:

IF TO EMPLOYER:      First Alliance Mortgage Company
                     17305 Von Karman Avenue
                     Irvine, California 92714
                     Attention:  Brian Chisick
                                 President
IF TO EMPLOYEE:      Mark K. Mason
                     17 Ninos
                     Irvine, California 92720

All notices, demands or other communications hand-delivered shall be deemed delivered as of the date actually delivered. All notices, demands or other communications sent by reputable express courier services shall be deemed delivered one (1) day after the date of delivery to the express courier. All notices, demands or other communications mailed shall be deemed delivered as of three (3) business days after the date postmarked. Any changes in any of the addresses listed herein shall be made by notice as provided in this Section 17.

     18. INTERPRETATION. The preamble recitals to this Agreement are incorporated into and made a part of this Agreement. Titles and headings of Sections are for convenience only, are not to be considered a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.
The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

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

     19. SEVERABILITY. In the event any one or more provisions of this Agreement is declared judicially void or otherwise unenforceable, the remainder of this Agreement shall survive and such provision(s) shall be deemed modified or amended so as to fulfill the intent of the parties hereto.

     20. DISPUTE RESOLUTION. In the event of a dispute between the parties hereunder, the parties shall meet and confer in good faith to resolve their differences. If the parties cannot so resolve their differences, then, except for equitable actions (including, without limitation, injunctive relief) seeking to enforce the provisions of Sections 10 and 11 of this Agreement, which may be brought in any court of competent jurisdiction in the State of California, any and all claims, disputes, or controversies arising between the parties hereto regarding any of the terms of this Agreement or the breach thereof, or in connection with this Agreement, shall be submitted to and be determined by final and binding arbitration held in Orange County, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. This agreement to arbitrate shall be specifically enforceable in any state or federal court of competent jurisdiction in the State of California.

     21. WAIVER. None of the terms of this Agreement, including this Section 21, or any term, right or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the party to be charged therewith and in no event shall any waiver be deemed to occur by reason of any failure to assert or delay in asserting any such term, right or remedy or similar term, right or remedy hereunder.

     22. PAROL. This Agreement constitutes the entire agreement between Employer and Employee with respect to the subject matter hereof and this Agreement supersedes any prior understandings, agreements or undertakings by and between Employer and Employee with respect to the subject matter hereof.

     23.  GENERAL PROVISIONS.

          (a)  Time is of the essence.

          (b) This Agreement has been carefully and fully examined by Employee, and Employee represents that the legal and factual contents hereof are fully appreciated and comprehended by Employee. Further, Employee has had ample opportunity to review this Agreement with legal and/or such other counsel as deemed appropriate, if any. Employee has decided to execute this Agreement having considered the various advantages and possible detriments associated therewith.

          (c) In the event an action is filed or an arbitration is commenced in relation to this Agreement, the unsuccessful party in the action or arbitration shall pay to the successful party, in addition to all sums that the party may be ordered to pay, the reasonable attorneys' fees and expenses of the successful party.

     24. FURTHER ASSURANCES. The parties hereto shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the purposes of this Agreement.

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     IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.


EMPLOYER

     FIRST ALLIANCE MORTGAGE COMPANY


     By:
        ----------------------------------
               Brian Chisick

               President

EMPLOYEE

       -----------------------------------
               Mark K. Mason

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